Exhibit 99.5
SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

We have derived the following summary unaudited pro forma combined statements of operations for the nine months ended September 30, 2020 and 2019, and for the year ended December 31, 2019, from the historical consolidated financial statements of Scripps, ION Media Networks, Inc. (“ION Media”), and the acquired Cordillera television stations (reported within the parent entity, EPI Preferred, LLC), the historical financial statements of the acquired Nexstar Media Group television station, the historical combined financial statements of the acquired Tribune Media Company television stations, and the historical results of the WPIX television station held for sale, as if they had all been consummated on January 1, 2019. We have derived the following summary unaudited pro forma combined balance sheet from the historical condensed consolidated balance sheets of each of Scripps and ION Media, as of September 30, 2020 giving pro forma effect to the acquisitions and related financing transactions and the other adjustments referred to below as if they had all been consummated on September 30, 2020. The summary unaudited pro forma combined statement of operations data for the twelve months ended September 30, 2020 has been derived by taking the unaudited pro forma combined statement of operations data for the year ended December 31, 2019, adding the unaudited pro forma combined statement of operations data for the nine months ended September 30, 2020, and subtracting the unaudited pro forma combined statement of operations data for the nine months ended September 30, 2019.

The following summary unaudited pro forma combined financial information is being provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of Scripps would have been had the respective transactions and adjustments occurred on the dates assumed or any other date, nor is it necessarily indicative of Scripps’ future results of operations for any future period or as of any future date. The following summary unaudited pro forma combined financial information is based upon currently available information and estimates and assumptions that our management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different.

	Year Ended December 31,	Nine Months Ended September 30,		Twelve Months Ended September 30,
(in thousands)	2019	2019	2020	2020
Selected Statement of Operations Data:
Operating Revenues:
Total operating revenues(1)	$2,072,091	$1,526,353	$1,609,590	$2,155,328
Costs and Expenses:
Employee compensation and benefits	574,983	427,905	425,627	572,705
Programming	551,102	410,824	459,974	600,252
Other expenses	404,743	305,878	285,744	384,609
Acquisition and related integration costs	6,448	3,148	38	3,338
Restructuring costs	3,370	1,922	—	1,448
Depreciation and amortization of intangible assets	154,747	116,044	116,649	155,352
(Gains) losses, net on disposal of property and equipment	(1,413)	243	836	(820)
Total operating expenses	$1,693,980	$1,265,964	$1,288,868	$1,716,884
Operating income (loss)	378,111	260,389	320,722	438,444
Interest expense	(202,996)	(153,076)	(142,284)	(192,204)
Defined benefit pension plan expense	(6,953)	(5,207)	(3,313)	(5,059)
Miscellaneous, net	968	1,230	1,392	1,130
Income (loss) from continuing operations before income taxes	$169,130	$103,336	$176,517	$242,311

(in thousands)	As of September 30, 2020
Selected Balance Sheet Data:
Cash and cash equivalents	$113,164
Total assets	6,600,934
Long-term debt (including current portion)	3,794,563
Total equity	1,576,870

	Year Ended December 31,	Nine Months Ended September 30,		Twelve Months Ended September 30,
(in thousands)	2019	2019	2020	2020
Other Pro Forma Financial Data:
EBITDA(2)	$584,538	$419,724	$466,641	$631,455
Adjusted EBITDA(2)	671,673	487,381	480,159	664,451
Unlevered Free Cash Flow(2)	555,953	402,949	423,950	576,954
Secured Debt (at end of period reported)(3)				2,394,563
Net Secured Debt (at end of period reported)(4)				2,281,399
Total Debt (at end of period reported)(5)				3,794,563
Total Net Debt (at end of period reported)(6)				3,681,399
Cash Interest Expense(7)				169,470

L8QA Ended September 30,
(dollars in thousands)	2020
Additional Pro Forma Financial Data:
L8QA Adjusted EBITDA(8)	$710,996
Ratio of Net Secured Debt to L8QA Adjusted EBITDA(5)(8)(9)	3.2x
Ratio of Total Net Debt to L8QA Adjusted EBITDA(6)(8)(10)	5.2x
Ratio of L8QA Adjusted EBITDA to Cash Interest Expense(7)(8)(11)	4.2x
(1)Pro forma combined operating revenues for the year ended December 31, 2019 and the nine months ended September 30, 2019 do not give full pro forma effect to the Comcast retransmission fees adjustments or revenues from Pickler & Ben.
(2)“EBITDA” is defined by us as income from continuing operations before income taxes plus interest expense, depreciation and amortization of intangible assets, and other adjustments as set forth below. “Adjusted EBITDA” is defined by us as EBITDA, plus share based compensation expense, pro forma effect of Comcast adjustments, losses from unrestricted subsidiaries, losses (gains), net on disposal of property and equipment, losses (gains), net on spectrum auction and repack activities, acquisition and related integration costs, restructuring charges, amortization of pension actuarial loss, and miscellaneous expense, net. “Unlevered Free Cash Flow” is defined by us as Adjusted EBITDA less capital expenditures.

We present EBITDA and Adjusted EBITDA because we believe that EBITDA and Adjusted EBITDA are useful supplemental measures in evaluating the performance of our business and provide greater transparency into our results of operations. EBITDA and Adjusted EBITDA are used by our management to perform such evaluation. We also believe that EBITDA and Adjusted EBITDA facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book value of property (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA and Adjusted EBITDA are frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present EBITDA and Adjusted EBITDA when reporting their results.

Unlevered Free Cash Flow is a measure of liquidity used by management to evaluate our business prior to the impact of capital expenditures. Unlevered Free Cash Flow is a supplemental measure of our liquidity that is not required by, or presented in accordance with, GAAP and should not be considered as an alternative to cash provided by operating activities, Adjusted EBITDA or any other liquidity measures derived in accordance with GAAP. Management believes that Unlevered Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash before taking into account capital expenditures. In evaluating Unlevered Free Cash Flow, you should be aware that in the future we may incur expenses similar to those for which adjustments are made in calculating Unlevered Free Cash Flow. Our presentation of Unlevered Free Cash Flow does not imply that our future results will be unaffected by unusual or non-recurring items.

Our presentation of EBITDA, Adjusted EBITDA and Unlevered Free Cash Flow may not be comparable to similarly titled measures used by other companies. EBITDA, Adjusted EBITDA and Unlevered Free Cash Flow have limitations as analytical tools, and you should not consider them either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•these measures do not reflect our income tax expense or the cash requirements to pay our taxes;
•EBITDA and Adjusted EBITDA do not reflect historical cash expenditures;
•these measures do not future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated, depleted and amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for such replacements;
•Unlevered Free Cash Flow does not represent the total increase or decrease in the cash balance for the period and does not represent the cash flow for discretionary expenditures; and
•other companies in our industry may calculate these measures differently so they may not be comparable.

The following table presents a reconciliation of pro forma income (loss) from continuing operations before income taxes to EBITDA, Adjusted EBITDA and Unlevered Free Cash Flow:

	Year Ended December 31,	Nine Months Ended September 30,		Twelve Months Ended September 30,
(in thousands)	2019	2019	2020	2020
Income from continuing operations before income taxes	$169,130	$103,336	$176,517	$242,311
ION Acquisition synergies(a)	41,588	31,191	31,191	41,588
Removal of corporate allocations carve-out adjustments and historical costs not assumed from 2019 Acquisitions(b)	12,621	12,621	—	—
Acquisitions synergies from 2019 Acquisitions(c)	3,456	3,456	—	—
Interest expense	202,996	153,076	142,284	192,204
Depreciation and amortization of intangible assets	154,747	116,044	116,649	155,352
EBITDA	$584,538	$419,724	$466,641	$631,455
Share based compensation	13,573	10,961	10,152	12,764
Comcast adjustments(d)	64,500	48,375	—	16,125
Pickler & Ben program losses (gains)(e)	2,029	2,029	—	—
(Gains) losses, net on disposal of property and equipment	(1,413)	243	836	(820)
(Gains) losses, net on spectrum auction and repack activities	(3,026)	242	380	(2,888)
Acquisition and related integration costs	6,448	3,148	38	3,338
Restructuring	3,370	1,922	—	1,448
Amortization of pension actuarial loss	2,622	1,967	3,504	4,159
Miscellaneous, net(f)	(968)	(1,230)	(1,392)	(1,130)
Adjusted EBITDA	$671,673	$487,381	$480,159	$664,451
Capital expenditures(g)	(115,720)	(84,432)	(56,209)	(87,497)
Unlevered Free Cash Flow	$555,953	$402,949	$423,950	$576,954
(a)Represents an adjustment to reflect the annual “run rate” benefit from certain operational cost improvements expected to be achieved within the 18 months following the consummation of the ION Acquisition. These cost improvements are expected to consist of (i) approximately $27 million related to distribution synergies to be achieved by airing Scripps’ Katz network programming onto ION’s excess spectrum, (ii) approximately $16 million related to reduction in corporate expenses and other duplicative functions and (iii) approximately $5 million related to Qubo and ION+ programming that will be eliminated as Katz programming is moved onto unused ION spectrum, less approximately $7 million of one-time costs to achieve such synergies. These assumptions and estimates are inherently uncertain and subject to significant business, operational, economic and competitive uncertainties and contingencies. We present these cost savings because they are a permitted addback in the indentures that govern the existing notes and the credit agreement that governs our Senior Secured Credit

Facilities, and they should not be viewed as a projection of future performance. Including the cost improvements described above, we expect that the ION Acquisition will generate $500 million of synergies in the first six years, reaching a run rate of approximately $120 million a year. We cannot assure you that any or all of these cost savings or synergies will be achieved in the anticipated amounts or within the anticipated timeframes or at all. See “Risk Factors—Risks Related to the ION Acquisition—We may not achieve all of the expected benefits from the items reflected in the adjustments included in the pro forma financial information and certain non-GAAP financial measures presented herein.” Under the indentures that will govern the notes, we will be able to addback additional run rate expenses for the ION Acquisition, as we are allowed to add back such benefits up to 24 months from the date of determination.
(b)Reflects adjustments to exclude allocated and/or historical costs that were not incurred in connection with the entities in the 2019 Acquisitions under ownership of Scripps.
(c)Adjustment reflects operating efficiencies gained from assimilating the entities acquired in the 2019 Acquisitions into Scripps centralized functions.
(d)In 2020, we started receiving retransmission fees for about 2.7 million Comcast subscribers that we historically have received little to no compensation. Adjustments provide the pro forma effect of amendments to the Comcast retransmission agreement, net of additional network fees, for these historical periods.
(e)Reflects adjustments for operating activities of Pickler & Ben following cancellation of the program.
(f)Miscellaneous, net primarily includes equity earnings on investments, investment earnings (loss) on deferred compensation arrangements and other non-operating items.
(g)Pro forma capital expenditures reflect the sum of Scripps’ capital expenditures from its historical consolidated financial statements and ION’s capital expenditures from its historical consolidated financial statements, in each case for the applicable period presented, without giving effect to any additional pro forma adjustments.
(3)Pro forma Secured Debt gives effect to the Transactions as if completed on September 30, 2020.
(4)Pro forma Net Secured Debt is pro forma Secured Debt less unrestricted cash and cash equivalents.
(5)Pro forma Total Debt gives effect to the Transactions as if completed on September 30, 2020.
(6)Pro forma Total Net Debt is pro forma Total Debt less unrestricted cash and cash equivalents.
(7)Pro forma Cash Interest Expense reflects cash interest expense giving to the Transactions as if completed on January 1, 2019, based upon an assumed weighted average interest rate of 4.47% on our New Term Loan B and the notes offered hereby and the assumption that our revolving credit facility will be undrawn at the closing of the ION Acquisition. If the assumed weighted average interest rate of the New Term Loan B and the notes offered hereby increased (or decreased) 0.125%, the pro forma Cash Interest Expense would increase (or decrease) $2.3 million for the year ended December 31, 2019 and the twelve months ended September 30, 2020 and $1.7 million for the nine months ended September 30, 2019 and 2020.
(8)We present Adjusted EBITDA and certain related metrics on an average of the twelve months ended September 30, 2020 and the twelve months ended September 30, 2019 (“L8QA”) basis, as required by the indentures that govern the existing notes and the credit agreement that governs our Senior Secured Credit Facilities and will be required under the indentures that will govern the notes. L8QA Adjusted EBITDA is calculated on a consistent pro forma basis with the Adjusted EBITDA presented in note (2) above, using Adjusted EBITDA for the last twelve months ended September 30, 2020 and the nine months ended September 30, 2019, as well as Adjusted EBITDA of approximately $270.2 million for the three months ended December 31, 2018, which includes Adjusted EBITDA of Triton and the Gray/Raycom Stations during such period and prior to our completion of such acquisitions. These estimates are based in part on unaudited, unreviewed financial information provided by the sellers of some of the acquired businesses from our 2019 Acquisitions and the acquisitions of the Triton and the Gray/Raycom Stations and include certain adjustments not calculated in accordance with the requirements for pro forma financial information prepared in accordance with Regulation S-X. The unaudited financial information of EPI for the three months ended March 31, 2019 and the one month period ended April 30, 2019, and of each of the Nexstar Station and Tribune Stations for the period from July 1, 2019 through September 19, 2019, which were used to prepare the L8QA financial information, in each case for periods prior to their acquisition, were provided by sellers of those acquired businesses and have not been independently reviewed. See “Risk Factors—This offering memorandum includes financial information based on unaudited, unreviewed financial information for each of EPI, the Nexstar Station, the Tribune Stations, Triton and the Gray/Raycom Stations, which our management cannot independently verify and includes a number of risks and inherent uncertainties that could cause our actual results to differ materially from those set forth in the estimates."
(9)The pro forma ratio of Net Secured Debt to Adjusted EBITDA is determined by dividing pro forma Net Secured Debt as of September 30, 2020 by L8QA Adjusted EBITDA.
(10)The pro forma ratio of Total Net Debt to Adjusted EBITDA is determined by dividing pro forma Total Net Debt as of September 30, 2020 by L8QA Adjusted EBITDA.
(11)The pro forma ratio of Adjusted EBITDA to Cash Interest Expense is determined by dividing L8QA Adjusted EBITDA by pro forma Cash Interest Expense for the twelve months ended September 30, 2020.
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